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                                                                 EXHIBIT 10.79

                              AGENCY AGREEMENT
                              ----------------

                Relating to McDonnell Douglas MD-11 Aircraft

     THIS AGENCY AGREEMENT is made and entered into as of this 15 day of January, 1993.

     BETWEEN:
     --------

     WORLD AIRWAYS, INC., a Delaware corporation whose address and principal place of business is at 13873 Park Center Road, Herndon, Virginia 22071 ("Agent") and

     INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation, whose address and principal place of business is at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067 ("Buyer").

                                   RECITAL
                                   -------

     Manufacturer and Buyer have entered into Aircraft Purchase Agreement No. DAC 88-43-D (such purchase agreement as may be amended in accordance with the provisions thereof is hereinafter referred to the "Purchase Agreement") under which Manufacturer has agreed to manufacture and sell and Buyer has agreed to purchase certain McDonnell Douglas MD-11 aircraft. Buyer has agreed to lease one (1) of such aircraft bearing manufacturer's serial number 48520 (the "Aircraft") to Agent pursuant to an Aircraft Lease Agreement between Buyer and Agent dated September 30, 1992 (the "Lease").

     Agent is engaged in business as a commercial air carrier and intends to lease the Aircraft from Buyer, and Buyer is desirous of utilizing the expertise of Agent as Buyer's agent in all matters to which the Purchase Agreement relates with respect to the Aircraft except certain items as indicated below, and Agent, as Buyer's agent, is willing to make such expertise available to Buyer.

     Accordingly, the parties agree as follows:

     1. Buyer hereby appoints Agent as Buyer's sole and exclusive agent with authority to perform, on behalf of Buyer, as Agent may in its discretion determine to be necessary or desirable, the following:

            (a) monitor Manufacturer's production, testing and delivery of the Aircraft in accordance with the Purchase Agreement and

            (b) do all such other things permitted by the Purchase Agreement related to the technical and engineering aspects of Manufacturer's production of the Aircraft, including without limitation, the exercise of the rights of Buyer (including the right of Buyer to enforce Seller's obligations) under
Section 6(A)(1), (2), (4) and (5), Section 6(B)(2), the second

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sentence of Section 8(C) and Section 10(B) of the Purchase Agreement and
Sections B and C of Letter Agreement No. 1 to the Purchase Agreement.

     2. Notwithstanding anything in the provisions of paragraph 1 above, nothing in this Agreement shall confer authority upon or otherwise permit
Agent:

            (a)     to exercise any power of termination under the Purchase
Agreement,

            (b) to make any payments due from Buyer to Manufacturer or to receive on behalf of Buyer any payments due from Manufacturer, or (except as permitted by the Purchase Agreement Partial Assignment dated as of January 15, 1993 between Agent and Buyer and except as permitted in the Assignment of Rights Letter addressed to McDonnell Douglas Corporation dated 4/22/93) to alter any of the terms and conditions of the Purchase Agreement or the Detail Specifications of the Aircraft.

            (c) to accept any repairs to the Aircraft prior to Delivery of the Aircraft which in the reasonable opinion of Agent, Manufacturer and Buyer are likely to reduce the residual value of the Aircraft.

     3. Buyer agrees that it will not authorize any additional SCN's without Agent's prior consent.

     4. Buyer and Manufacturer agree that Agent shall be entitled to the benefits of Sections VIII (to the extent paid for by Agent), IX, X and XI (to the extent paid for by Agent) of Letter Agreement No. 5 to the Purchase Agreement.

     5. Provided there is no Event of Default under the Lease which has not been cured, Buyer hereby assigns to Agent Buyer's rights under Sections XIII, XIV, XV, XVI and XVII of Letter Agreement No. 5 to the Purchase Agreement. In order to revoke such assignment Buyer shall deliver a notice of such revocation to Manufacturer, Attention: VP - Contracts.

     6. In exercising any right under the Purchase Agreement or in making any claim with respect to the Aircraft or goods or services delivered under the Purchase Agreement, the terms and conditions of the Purchase Agreement (including those contained in Article 13 thereof) relating to such exercise shall apply to and be binding upon Agent to the same extent as Buyer.

     7. Buyer shall not revoke the appointment of and authority granted under this Agreement to Agent unless a termination of the Purchase Agreement or Lease has occurred with respect to the Aircraft or Agent has failed to perform a material obligation under this Agreement and such failure continues for five (5) business days after notice thereof from Buyer. Notice of any such revocation shall be provided in accordance with the provisions of Article 14 of the Purchase Agreement and the given to both Manufacturer and Agent.

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     8.     Manufacturer acknowledges the appointment of Agent for the purpose set forth hereunder and Manufacturer and Buyer agree that due performance by Manufacturer or Agent of an obligation under the Purchase Agreement shall constitute due satisfaction of such obligation by such party and Buyer agrees to be bound by the acts of Agent.

     9. Nothing in this Agreement will subject Manufacturer to any liability under the Purchase Agreement which it would not otherwise be subject to, or modify Manufacturer's rights thereunder, or require Manufacturer to divest itself of title to or possession of Aircraft or any other property which is subject to the Purchase Agreement until payment therefor and delivery thereof in accordance with the Purchase Agreement.

     10. Buyer hereby assigns to Agent all Buyer's rights and interests in the EIGHT HUNDRED THOUSAND United States Dollar (US$ 800,000) spare parts credit memorandum that Buyer is entitled to from Manufacturer pursuant to
Article XII of Letter Agreement No. 5 to the Purchase Agreement.

     11. None of the parties hereto will be entitled to assign to any third party any of their rights under this Agreement.

     12. Agent will not delegate to any third party the performance of the obligations imposed on it by this Agreement or appoint a sub-agent.

     13. References to Manufacturer in this Agreement will include any wholly-owned subsidiary of Manufacturer to which Manufacturer assigns any of its rights and obligations under the Purchase Agreement pursuant to the terms and conditions thereof.

     14. This Agreement will be governed by the laws of the State of California.

     This Agreement has been executed by the parties hereto as of the day and year first above written.

INTERNATIONAL LEASE FINANCE             WORLD AIRWAYS, INC.
CORPORATION (BUYER)                     (AGENT)

By: /s/                                 By: /s/
   ------------------------------          -------------------------------

Its: Senior Vice President              Its:         CEO
    -----------------------------           ------------------------------

Date:      1/15/93                      Date:      1/15/93
     ----------------------------            -----------------------------

McDonnell Douglas Corporation ("MDC") acknowledges the appointment of WORLD AIRWAYS, INC. ("Agent") as agent of International Lease Finance Corporation in Connection with the above referenced Aircraft as set forth in this Agency Agreement and consents to all of the provisions of the Agency Agreement. MDC agrees that Agent shall
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also be deemed to be the "Buyer" for all purposes of Section 11 and the first sentence of Section 6(D) of the Purchase Agreement, without in any way derogating from the obligations owed to the Buyer under said Section and sentence, as if all references in said Sections were to Agent and the Buyer. Agent agrees to indemnify MDC to the same extent as does the Buyer under the second sentence of Section 6(D) to the extent resulting from injuries to or deaths of Agent's representatives participating in inspections, tests or flights.

MCDONNELL DOUGLAS CORPORATION (Manufacturer)

By:  /s/
    --------------------------

Its:  Vice Pres. Contracts
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Date:  1/15/93
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